SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Fidelity Rutland Square Trust II

(Name of Registrant as Specified In Its Charter)

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Information Statement

Strategic Advisers Funds

We appreciate your business and your trust in Fidelity Investments. As always, we are committed to keeping you informed about your Fidelity account(s), including any updates and/or changes.*

The enclosed information statement provides important information regarding new managers that have been appointed to some of the Strategic Advisers Funds held within your Fidelity account.

Inside, you will find detailed information about the terms of agreements made by Strategic Advisers LLC, the portfolio manager for your Fidelity managed account. They believe these changes will provide your account with additional benefits, such as increased manager diversification, and help to ensure that each of the Funds can be effectively managed to meet its specific style exposure and investment objective.

Please read the enclosed information carefully. No other action is required by you.

Should you have any questions, please call the appropriate number listed below.

•	For current or former clients in a Fidelity managed account: Please call 1-800-544-3455, Monday-Friday, 8 a.m. to 7 p.m. Eastern time (Strategic Advisers® Emerging Markets Fund).

•	For workplace participants [401(k), 403(b), or 457(b) accounts]: Please call 1-800-835-5095 (Strategic Advisers® Emerging Markets Fund of Funds).

*	You may have elected to suppress other legal notifications; however, certain regulatory requirements mean that we are legally bound to send you this notification. We apologize for any inconvenience.

1.9862526.101

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IMPORTANT NOTICE REGARDING

THE AVAILABILITY OF INFORMATION STATEMENT.

The Information Statement is available at www.proxyvote.com/proxy.

STRATEGIC ADVISERS® EMERGING MARKETS FUND

STRATEGIC ADVISERS® EMERGING MARKETS FUND OF FUNDS

(THE FUNDS)

SERIES OF

FIDELITY RUTLAND SQUARE TRUST II

245 SUMMER STREET

BOSTON, MASSACHUSETTS 02210

1-800-544-3455 (EMERGING MARKETS FUND)

1-800-835-5095 (EMERGING MARKETS FUND OF FUNDS)

INFORMATION STATEMENT

This Information Statement is provided in lieu of a proxy statement by the Board of Trustees (the Board or Trustees) of Fidelity Rutland Square Trust II (the Trust), pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (SEC) that permits the Trust’s investment adviser, Strategic Advisers LLC (Strategic Advisers), to hire unaffiliated sub-advisers without obtaining shareholder approval, subject to the approval of the Trust’s Board.

This Information Statement is being mailed on or about August 7, 2018 to shareholders of record as of July 18, 2018. This Information Statement is intended to inform you that a new sub-adviser has been appointed to your fund. No action is required of you. We are not asking you for a proxy and you are requested not to send us a proxy.

The information contained in this Information Statement relates to the Trustees’ approval on June 7, 2018 of the following sub-advisory arrangements:

Fund	Sub-Adviser
Strategic Advisers® Emerging Markets Fund (Emerging Markets Fund)	Causeway Capital Management LLC (Causeway)
Strategic Advisers® Emerging Markets Fund of Funds (Emerging Markets Fund of Funds)

The purpose of this Information Statement is to provide an overview of the Trustees’ decision to appoint Causeway (the New Sub-Adviser) as an additional sub-adviser for each respective Fund and to discuss the terms of each new sub-advisory agreement (the Agreements). This is a joint information statement for multiple series of the Trust. You may not own shares of all funds included in this Information Statement. Shares of the Emerging Markets Fund are offered exclusively to certain clients of Strategic Advisers and are not available for sale to the general public. Shares of the Emerging Markets Fund of Funds generally are available only through a retirement account or through an investment professional.

INTRODUCTION

Strategic Advisers is the Funds’ investment adviser. Pursuant to the terms of an exemptive order granted to Strategic Advisers by the SEC on November 28, 2006 (SEC Order), Strategic Advisers employs a so-called “manager of managers” arrangement in managing the Funds. Section 15(a) of the Investment Company Act of 1940, as amended (the 1940 Act) generally requires that a fund’s shareholders approve all agreements pursuant to which persons serve as investment adviser or sub-adviser to a fund. The SEC Order exempts Strategic Advisers and the Trust from the shareholder voting requirements of Section 15(a) of the 1940 Act and allows the Trustees, subject to certain conditions, to appoint new unaffiliated sub-advisers and approve their respective sub-advisory agreements on behalf of the Funds without a shareholder vote.

Consistent with the SEC Order, the Trustees, including a majority of the Trustees who are not parties to the Agreements or “interested persons” of any such party (the Independent Trustees), appointed the New Sub-Adviser as an additional sub-adviser to each respective Fund and approved each Agreement at an in-person meeting on June 7, 2018. As discussed later in this Information Statement, the Board carefully considered the matter and concluded that the appointment of the New Sub-Adviser under the terms of each Agreement was in the best interests of each respective Fund and its shareholders.

As a condition to relying on the SEC Order, Strategic Advisers and the Trust are required to furnish shareholders of each Fund with notification of the appointment of a new unaffiliated sub-adviser within ninety days from the date that the sub-adviser is hired. This Information Statement serves to provide such notice and give details of the new arrangements.

MANAGEMENT CONTRACT OF THE FUNDS

Strategic Advisers, located at 245 Summer Street, Boston, Massachusetts 02210, is the Funds’ investment adviser. Strategic Advisers directs the investments of the Funds in accordance with each Fund’s investment objective, policies and limitations pursuant to a management contract that was initially approved by the Board, including a majority of the Independent Trustees, and by the initial sole shareholder on the following dates:

Fund	Board Approval	Initial Sole Shareholder Approval
Emerging Markets Fund	September 8, 2010	September 29, 2010
Emerging Markets Fund of Funds	March 1, 2012	April 16, 2012

The management contract for each Fund was most recently renewed by the Board, including a majority of the Independent Trustees, on September 6, 2017. Strategic Advisers or its affiliates, subject to the supervision of the Board, provides the management and administrative services necessary for the operation of each Fund. These services include, among others, supervising relations with, and monitoring the performance of, any sub-advisers; preparing all general shareholder communications, including shareholder reports; maintaining the Fund’s records; maintaining the registration and qualification of the Fund’s shares under federal and state law; and furnishing reports, evaluations, and analyses on a variety of subjects to the Trustees. In addition, Strategic Advisers or its affiliates also compensate all officers of each Fund and all personnel of Strategic Advisers for performing services relating to research, statistical and investment activities.

Each Fund pays a monthly management fee to Strategic Advisers (the Management Fee), which is shown in the table below. For each Fund, the Management Fee is calculated by adding Strategic Advisers’ annual Management Fee rate and the total fee, payable monthly, to the Fund’s sub-advisers based on each sub-adviser’s allocated portion of the Fund’s average daily net assets throughout the month. Each Fund’s effective Management Fee may be higher or lower in the future based on factors such as the portion of fund assets managed by sub-advisers and the sub-advisory fee rates of the sub-advisers that may manage a Fund in the future.

Strategic Advisers has contractually agreed to waive its portion of the Management Fee for each Fund through the expiration dates shown in the table below. Strategic Advisers has also contractually agreed that the maximum aggregate annual management fee rate of each Fund will not exceed the rates shown in the table below.

Fund	Strategic Advisers’ portion of the Management Fee	Maximum Aggregate Annual Management Fee Rate	Management Fee Waiver Expiration Date
Emerging Markets Fund	0.25%	1.20%	September 30, 2020
Emerging Markets Fund of Funds	0.30%	1.25%	April 30, 2019

In addition, Strategic Advisers has agreed to reimburse the Retail Class, Class L, and Class N of the Emerging Markets Fund of Funds to the extent that total operating expenses (excluding interest, certain taxes, certain securities lending costs, brokerage commissions, fees and expenses of the Independent Trustees, proxy and shareholder meeting expenses, extraordinary expenses, sub-advisory fees, and acquired fund fees and expenses, if any), as a percentage of their average net assets, exceed the rates shown in the following table.

Fund	Class	Expense Cap	Expiration Date
Emerging Markets Fund of Funds	Retail Class	0.10%	April 30, 2019
	Class L	0.10%	April 30, 2019
	Class N	0.35%	April 30, 2019

Strategic Advisers may not discontinue or modify the management fee waiver and expense reimbursement arrangements above prior to their expiration dates without the approval of the Board of Trustees. The addition of the New Sub-Adviser will not result in a change to the maximum aggregate annual management fee payable by shareholders, the portion of the Management Fee retained by Strategic Advisers, if any, or the management fee waiver and expense reimbursement arrangements discussed above.

In addition to the New Sub-Adviser, the following serve as sub-advisers to the Funds:

Fund	Existing Sub-Advisers
Emerging Markets Fund	Acadian Asset Management LLC (Acadian), FIAM LLC (FIAM), FIL Investment Advisors (FIA), M&G Investment Management Limited (M&G), Somerset Capital Management LLP (Somerset Capital), and T. Rowe Price Associates, Inc. (T. Rowe Price)
Emerging Markets Fund of Funds

FIAM and FIA are affiliates of Strategic Advisers. FIA has not currently been allocated a portion of the Emerging Market Fund’s assets to manage. Acadian, FIAM, FIA, M&G, Somerset Capital and T. Rowe Price have not currently been allocated a portion of the Emerging Market Fund of Funds’ assets to manage.

The following table shows management fees paid by the Funds to Strategic Advisers and sub-advisory fees paid by Strategic Advisers to the Funds’ sub-advisers during the fiscal period ended February 28, 2018.

Fund	Management Fees Paid to Strategic AdvisersA	Management Fees Paid to Strategic Advisers as a % of Average Net Assets of the FundA	Aggregate Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-AdvisersB	Sub-Advisory Fees Paid by Strategic Advisers to Unaffiliated Sub-Advisers as a % of Average Net Assets of the Fund
Emerging Markets Fund	$12,791,385	0.26%	$9,225,387	0.19%
Emerging Markets Fund of Funds	$0	0.00%	–	–

A	After waivers reducing management fees in the amount of $12,461,886 for the Emerging Markets Fund and $47,251 for the Emerging Markets Fund of Funds.

B	Differences between the amount of the management fees paid by the Funds to Strategic Advisers and the aggregate amount of sub-advisory fees paid by Strategic Advisers to sub-advisers may be due to expense estimates which are accrued in the period to which they relate and adjusted when actual amounts are known.

Fund	Sub-Advisory Fees Paid by Strategic Advisers to Affiliated Sub-Advisers	Sub-Advisory Fees Paid by Strategic Advisers to Affiliated Sub-Advisers as a % of Average Net Assets of the Fund
Emerging Markets Fund	$3,565,831	0.07%
Emerging Markets Fund of Funds	–	–

SUMMARY OF THE AGREEMENTS WITH THE NEW SUB-ADVISER

On June 7, 2018, pursuant to the “managers of managers” arrangement, the Board of Trustees approved separate investment advisory agreements with the New Sub-Adviser on behalf of each respective Fund. Pursuant to each Agreement, the New Sub-Adviser has day-to-day responsibility for choosing investments for the portion of the assets of each Fund allocated to it by Strategic Advisers and for voting proxies for that Fund with respect to those investments.

Pursuant to the Agreements, the New Sub-Adviser provides a program of continuous investment management for the portion of the respective Fund’s assets allocated to it in accordance with that Fund’s investment objective and policies as stated in the Fund’s prospectus and statement of additional information filed with the SEC on Form N-1A, as amended and supplemented from time to time (the Registration Statement), and such other limitations as the Trust, each Fund, the Board, or Strategic Advisers may impose. The New Sub-Adviser will vote the respective Fund’s proxies in accordance with the New Sub-Adviser’s proxy voting policies, as approved by the Board. Strategic Advisers has granted the New Sub-Adviser authority to invest and reinvest the assets of the respective Fund allocated to it by selecting the securities, instruments, repurchase agreements, financial futures contracts, options and other investments and techniques that the Fund may purchase, sell, enter into or use. For providing investment management services to its allocated portion of the respective Fund, Strategic Advisers pays the New Sub-Adviser a monthly asset-based fee out of the Management Fee payable by each Fund.

Each Agreement may be terminated on sixty days’ written notice to the New Sub-Adviser: (i) by the Trust, pursuant to (A) action by the Board or (B) the vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of each Fund or (ii) by Strategic Advisers. The Agreements are terminable, without penalty, by the New Sub-Adviser upon ninety days’ written notice to Strategic Advisers and the Trust. In addition, each Agreement will terminate in the event of the termination of the Management Contract with respect to each Fund. Each Agreement will be terminated automatically in the event of its “assignment” (as defined in the 1940 Act).

INFORMATION ABOUT CAUSEWAY

Causeway’s main office is located at 11111 Santa Monica Boulevard, 15th Floor, Los Angeles, California 90025. Causeway is not affiliated with Strategic Advisers.

Investment Process

The investment objective of Causeway’s emerging markets strategy is to seek long-term growth of capital by investing primarily in equity securities of companies in emerging markets and other investments that are tied economically to emerging markets. Causeway uses a quantitative investment approach to purchase and sell investments for emerging markets portfolios. Causeway’s proprietary computer model analyzes a variety of factors to assist in selecting securities. The model currently analyzes factors relating to valuation, earnings growth, technical indicators, macroeconomics, currency, country and sector. Factors and their weightings may change over time as the model is revised and updated. In addition to its quantitative research, Causeway’s fundamental research analysts review the quantitative outputs to attempt to identify and address special issues, such as significant corporate actions or management changes, which are difficult to detect quantitatively. The strategy invests in companies in ten or more emerging markets and generally invests in companies with market capitalizations of US$500 million or greater at the time of investment and may invest in a wide range of industries.

Portfolio Manager(s)

Joe Gubler, Portfolio Manager

Joe Gubler, CFA, serves as a portfolio manager for Causeway’s portion of the fund’s assets, which he has managed since 2018. Mr. Gubler is also a member of the quantitative research group and a portfolio manager for Causeway’s emerging markets, international opportunities, global opportunities, global absolute return, and international small cap strategies, and for Causeway’s socially responsible versions of these strategies. Mr. Gubler joined Causeway as a quantitative research associate in April 2005 and was promoted to portfolio manager in January 2014.

Arjun Jayaraman, Portfolio Manager

Arjun Jayaraman, Ph.D., CFA, serves as a portfolio manager for Causeway’s portion of the fund’s assets, which he has managed since 2018. Dr. Jayaraman is also the head of the quantitative research group and a portfolio manager for Causeway’s emerging markets, international opportunities, global opportunities, global absolute return, and international small cap strategies, and for Causeway’s socially responsible versions of these strategies. Dr. Jayaraman joined Causeway in 2006 as a portfolio manager.

MacDuff Kuhnert, Portfolio Manager

MacDuff Kuhnert, CFA, serves as a portfolio manager for Causeway’s portion of the fund’s assets, which he has managed since 2018. Mr. Kuhnert is also a member of the quantitative research group and a portfolio manager for Causeway’s emerging markets, international opportunities, global opportunities, global absolute return, and international small cap strategies, and for Causeway’s socially responsible versions of these strategies. Mr. Kuhnert joined Causeway as a quantitative research associate in July 2001 and was promoted to portfolio manager in March 2007.

Directors and Officers

The following are the directors, officers, and control persons of Causeway. Unless otherwise noted, the address of each is 11111 Santa Monica Boulevard, 15th Floor, Los Angeles, California 90025.

DIRECTORS AND OFFICERS AND CONTROL PERSONS
Name	Position
Sarah H. Ketterer	Member Board of Managers of Causeway Capital Holdings LLC (“Causeway Holdings”); Chief Executive Officer and control person, Causeway Holdings and Causeway
Harry W. Hartford	Member Board of Managers of Causeway Holdings; President and control person, Causeway Holdings and Causeway
Gracie V. Fermelia	Member Board of Managers of Causeway Holdings; Chief Operating Officer, Causeway Holdings and Causeway
Dawn M. Vroegop	Member Board of Managers of Causeway Holdings
CONTROL PERSONS
Name	Relationship
Causeway Holdings	Owns 100% of Causeway

No officer or Trustee of the Funds is an officer, employee, director, or shareholder of Causeway.

Causeway also acts as investment adviser or sub-adviser to the other registered investment companies set forth below, which have investment objectives that are similar to the portion of the Emerging Market Fund’s assets that are allocated to Causeway:

Fund	Net Assets (as of June 30, 2018)
Causeway Emerging Markets Fund	$4,455,404,850
Causeway Sub-Advised Fund A	$294,735,557

MATTERS CONSIDERED BY THE BOARD

IN APPROVING THE AGREEMENTS

Matters Considered by the Board in Approving the Agreements is included in Appendix A.

MANAGEMENT INFORMATION ABOUT STRATEGIC ADVISERS

The principal business address of Strategic Advisers, the Funds’ investment adviser, is 245 Summer Street, Boston, Massachusetts, 02210.

The principal business address of Fidelity Distributors Corporation, the Funds’ principal underwriter and distribution agent, is 900 Salem Street, Smithfield, Rhode Island 02917.

BROKERAGE INFORMATION

The following table shows the aggregate amount of commissions paid to any broker or dealer affiliated with the Funds through the fiscal period ended February 28, 2018:

Fund	Broker	Affiliate	Commissions	Percentage of Aggregate Brokerage Commissions
Emerging Markets Fund	NFS	FMR LLC	$0	0.00%
	Luminex	FMR LLC	$1	0.00%
Emerging Markets Fund of Funds	–	–	–	–

OTHER INFORMATION

Outstanding Shares and Ownership of Shares. The following table shows the number of shares of each Fund that were issued and outstanding as of May 31, 2018:

Fund	Shares Outstanding
Emerging Markets Fund	466,398,279
Emerging Markets Fund of Funds	1,226,269

As of May 31, 2018, the Trustees, Members of the Advisory Board (if any), and officers of each fund owned, in the aggregate, less than 1% of each class’s total outstanding shares, with respect to each fund.

To the knowledge of the Trust, substantial (5% or more) record and/or beneficial ownership of a class of each Fund as of May 31, 2018, was as follows:

Class Name	Owner Name	City	State	Ownership %
Strategic Advisers Emerging Markets Fund of Funds*	FMR Capital	Boston	MA	60.33%
Strategic Advisers Emerging Markets Fund of Funds – Class L	FMR Capital	Boston	MA	79.47%
Strategic Advisers Emerging Markets Fund of Funds – Class L	Alard Equipment Corporation Profit Sharing Savings Plan	Williamson	NY	5.71%
Strategic Advisers Emerging Markets Fund of Funds – Class N	FMR Capital	Boston	MA	100.00%

*	The ownership information shown above is for a class of shares of the fund.

As of May 31, 2018, the following owned of record and/or beneficially 25% or more of the outstanding shares:

Fund Name	Owner Name	City	State	Ownership %
Strategic Advisers Emerging Markets Fund of Funds	FMR Capital	Boston	MA	62.60%

A shareholder owning of record or beneficially more than 25% of a fund’s outstanding shares may be considered a controlling person. That shareholder’s vote could have a more significant effect on matters presented at a shareholders’ meeting than the votes of other shareholders.

Shareholder Proposals. The Trust does not hold regularly scheduled meetings of shareholders of the Funds. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders. Shareholders wishing to submit proposals for inclusion in a proxy statement for a future shareholder meeting should send their written proposals to the Secretary of the Fund, attention “Fund Shareholder Meetings,” 245 Summer Street, Mailzone V10A, Boston, Massachusetts 02210.

Annual Report. For a free copy of a Fund’s most recent annual report and semi- annual report, if any, call 1-800-544-3455 (Emerging Markets Fund) or 1-800-835-5095 (Emerging Markets Fund of Funds) or write to Fidelity Distributors Corporation at 900 Salem Street, Smithfield, Rhode Island 02917. In addition, you may visit Fidelity’s website at www.fidelity.com for a free copy of a prospectus, statement of additional information, annual or semi-annual report, or to request other information.

NOTICE TO BANKS, BROKER-DEALERS

AND VOTING TRUSTEES AND THEIR NOMINEES

Please advise the Trust, in care of Fidelity Investments Institutional Operations Company, Inc., 245 Summer Street, Boston, Massachusetts, 02210, whether other persons are beneficial owners of shares for which the Information Statement is being mailed and, if so, the number of copies of the Information Statement and Annual Report you wish to receive in order to supply copies to the beneficial owners of the respective shares.

APPENDIX A

BOARD APPROVAL OF INVESTMENT ADVISORY

CONTRACT AND MANAGEMENT FEES

Strategic Advisers Emerging Markets Fund

Strategic Advisers Emerging Markets Fund of Funds

On June 7, 2018, the Board of Trustees, including the Independent Trustees (together, the Board) voted at an in-person meeting to approve a sub-advisory agreement (the Sub-Advisory Agreement) with Causeway Capital Management LLC (Causeway) for the fund.

The Board, assisted by the advice of fund counsel and Independent Trustees’ counsel, considered a broad range of information it believed relevant to the approval of the Sub-Advisory Agreement.

In considering whether to approve the Sub-Advisory Agreement, the Board reached a determination, with the assistance of fund counsel and Independent Trustees’ counsel and through the exercise of its business judgment, that the approval of the Sub-Advisory Agreement is in the best interests of the fund and its shareholders and that the approval of such agreement does not involve a conflict of interest from which Strategic Advisers LLC (Strategic Advisers) or its affiliates derive an inappropriate advantage. Also, the Board found that the advisory fees to be charged under the Sub-Advisory Agreement bears a reasonable relationship to the services to be rendered and will be based on services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which the fund may invest. The Board’s decision to approve the Sub-Advisory Agreement was not based on any single factor, but rather was based on a comprehensive consideration of all the information provided to the Board. In addition, individual Trustees did not necessarily attribute the same weight or importance to each factor.

Nature, Extent, and Quality of Services Provided. The Board noted that it is familiar with the nature, extent and quality of services provided by Causeway from its oversight of Causeway as a sub-adviser on other Strategic Advisers funds overseen by the Board and that the same support staff, including compliance personnel, that currently provides services to other funds will also provide services to the fund. The Board considered the staffing within Causeway, including the backgrounds of its investment personnel, and also took into consideration the fund’s investment objective, strategies and related investment philosophy and current sub-adviser line-up. The Board also considered the structure of Causeway’s portfolio manager compensation program with respect to the investment personnel who will provide services to the fund and whether this structure provides appropriate incentives to act in the best interests of the fund.

Resources Dedicated to Investment Management and Support Services. The Board noted that Causeway will utilize a different investment mandate to manage the fund than it currently uses on behalf of other Strategic Advisers funds and reviewed the general qualifications and capabilities of its investment staff who will provide services to the fund, its use of technology, and its approach to managing and compensating its investment personnel. The Board noted that Causeway’s analysts have extensive resources, tools and capabilities which allow them to conduct sophisticated fundamental and/or quantitative analysis. Additionally, in their deliberations, the Board considered Causeway’s trading capabilities and resources which are integral parts of the investment management process.

Shareholder and Administrative Services. The Board also noted that it reviewed information regarding (i) the nature, extent, quality, and cost of advisory services to be performed by Causeway under the Sub-Advisory Agreement and (ii) the resources to be devoted to the fund’s compliance policies and procedures.

Investment Performance. The Board also considered the historical investment performance of Causeway and the portfolio managers in managing accounts under a similar investment mandate. The Board noted that it is familiar with Causeway’s performance as a sub-adviser on behalf of other Strategic Advisers funds.

Based on its review, the Board concluded that the nature, extent, and quality of services that will be provided to the fund under the Sub-Advisory Agreement should benefit the shareholders of the fund.

Competitiveness of Management Fee and Total Fund Expenses. In reviewing the Sub-Advisory Agreement, the Board considered the amount and nature of fees to be paid by the fund to the fund’s investment adviser, Strategic Advisers, the amount and nature of fees to be paid by Strategic Advisers to Causeway and the projected change in the fund’s total operating expenses as a result of hiring Causeway.

Strategic Advisers Emerging Markets Fund: The Board noted that the fund’s maximum aggregate annual management fee rate may not exceed 1.20% of the fund’s average daily net assets and that the Sub-Advisory Agreement will not result in a change to the maximum aggregate annual management fee payable by the fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its 0.25% portion of the fund’s management fee through September 30, 2020. The Board also considered that the fund’s total net expenses after allocating assets to the Causeway are expected to continue to rank below the median expense ratio of its competitive peer group.

Strategic Advisers Emerging Markets Fund of Funds: The Board noted that the fund’s maximum aggregate annual management fee rate may not exceed 1.25% of the fund’s average daily net assets and that the Sub-Advisory Agreement will not result in a change to the maximum aggregate annual management fee payable by the fund or Strategic Advisers’ portion of the management fee. The Board considered Strategic Advisers’ contractual agreement to waive its 0.30% portion of the fund’s management fee through April 30, 2019. The Board also considered that Strategic Advisers has contractually agreed to reimburse the retail class, Class L and Class N of the fund to the extent that total operating expenses of the class (excluding interest, certain taxes, certain securities lending costs, brokerage commissions, fees and expenses of the Independent Trustees, proxy and shareholder meeting expenses, extraordinary expenses, sub-advisory fees and acquired fund fees and expenses, if any) as a percentage of net assets exceed 0.10%, 0.10% and 0.35%, respectively, through April 30, 2019. The Board also considered that there are no expected changes to the fund’s total net expenses as a result of approving the Sub-Advisory Agreement because Strategic Advisers does not expect to allocate any assets of the fund to Causeway at this time.

Based on its review, the Board concluded that the fund’s management fee structure and any changes to projected total expenses bear a reasonable relationship to the services that the fund and its shareholders will receive and the other factors considered.

Because the Sub-Advisory Agreement was negotiated at arm’s length and will have no impact on the maximum management fees payable by the fund, the Board did not consider the costs of services and profitability to be significant factors in its decision to approve the Sub-Advisory Agreement.

Potential Fall-Out Benefits. The Board considered that it reviews information regarding the potential of direct and indirect benefits to Strategic Advisers and its affiliates from their relationships with the fund, including non-advisory fee compensation paid to affiliates of Strategic Advisers, if any, during its annual renewal of the fund’s advisory agreement with Strategic Advisers at its September 2017 Board meeting and that it will consider the potential for such benefits at its September 2018 meeting. With respect to the Sub-Advisory Agreement, the Board considered management’s representation that it does not anticipate that the hiring of Causeway will have a material impact on the potential for fall-out benefits to Strategic Advisers or its affiliates.

Possible Economies of Scale. The Board considered that it reviews whether there have been economies of scale in connection with the management of the fund during its annual renewal of the fund’s advisory agreement with Strategic Advisers and the fund’s sub-advisory agreements. The Board noted that the Sub-Advisory Agreement provides for breakpoints as the fund’s assets grow and noted that any potential decline in sub-advisory fees will accrue directly to shareholders.

Conclusion. Based on its evaluation of all of the conclusions noted above, and after considering all factors it believed relevant, the Board ultimately concluded that the Sub-Advisory Agreement’s fee structure bears a reasonable relationship to the services to be rendered and that the Sub-Advisory Agreement should be approved because the agreement is in the best interests of the fund and its shareholders. The Board also concluded that the sub-advisory fees to be charged thereunder will be based on services provided that will be in addition to, rather than duplicative of services provided under the advisory contract of any underlying fund in which the fund may invest. In addition, the Board concluded that the approval of the Sub-Advisory Agreement does not involve a conflict of interest from which Strategic Advisers or its affiliates derive an inappropriate advantage.

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The third-party marks appearing above are the marks of their respective owners.

Strategic Advisers and Fidelity are registered service marks of FMR LLC. © 2018 FMR LLC. All rights reserved.

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